Exhibit 10.2

CLIFFORD CHANCE PARTNERSCHAFT MIT BESCHRÄNKTER BERUFSHAFTUNG

Unterschriftsfassung

EUROPEAN INVESTMENT BANK

AND

OPGEN, INC.

SETTLEMENT AGREEMENT

IN RELATION TO A GUARANTEE AND INDEMNITY
AGREEMENT DATED 9 JULY 2020

CLIFFORD CHANCE PARTNERSCHAFT MIT BESCHRÄNKTER BERUFSHAFTUNG VON RECHTSANWÄLTEN, STEUERBERA-TERN UND SOLICITORS · SITZ: FRANKFURT AM MAIN · AG FRANKFURT AM MAIN PR 2669

This settlement agreement (hereinafter referred to as “Settlement Agreement”) is entered into on 25 March 2024

BETWEEN:

(1)	OPGEN, INC., 9717 Key West Avenue, Suite 100, Rockville, Maryland 20850 USA (“OpGen”)

– hereinafter the

“OpGen” –,

and

(2)	EUROPEAN INVESTMENT BANK, 100 boulevard Konrad Adenauer, L-2950 Luxembourg, Luxembourg

– hereinafter “EIB” –

EIB and OpGen hereinafter referred to as the “Parties” and individually as a “Party”.

PREAMBLE

(A)	OpGen is the sole shareholder of Curetis GmbH, a German limited liability company with its registered seat at Max-Eyth-Straße 42, 71088 Holzgerlingen and registered at the commercial register with the Local Court Stuttgart under HRB 756134 (“Curetis”)

(B)	EIB is the lender to Curetis under the EUR 25,000,000 Finance Contract dated 12 December 2016, as amended and restated from time to time, most recently on 20 May 2019 (“Finance Contract”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Finance Contract.

(C)	Curetis has filed for the opening of insolvency proceedings over its assets at the local court of Stuttgart with the dock file number 14 IN 1471/23. By

Diese Vergleichsvereinbarung (nachstehend als “Vergleichsvereinbarung” bezeichnet) wird am 25. März 2024 geschlossen

ZWISCHEN:

(1)	OPGEN, INC., 9717 Key West Avenue, Suite 100, Rockville, Maryland 20850 USA (“OpGen”)

– nachstehend der

“OpGen” –,

und

(2)	EUROPEAN INVESTMENT BANK, 100 boulevard Konrad Adenauer, L-2950 Luxemburg, Luxemburg

– nachstehend “EIB” –

EIB und OpGen werden im Folgenden als die “Parteien” und einzeln als “Partei” bezeichnet.

PRÄAMBEL

(A)	OpGen ist die alleinige Gesellschaf-terin der Curetis GmbH mit Sitz in der Max-Eyth-Straße 42, 71088 Holzgerlingen und registriert beim Handelsregister am Amtsgericht Stuttgart unter HRB 756134 (“Curetis”)

(B)	Die EIB ist Kreditgeberin der Curetis unter dem EUR 25.000.000 Kreditvertrag vom 12. Dezember 2016 in der jeweils geänderten und neu gefassten Fassung, zuletzt neu gefasst am 20. Mai 2019 (“Kreditvertrag”). Die hier verwendeten und nicht anderweitig definierten Begriffe haben die ihnen im Kreditvertrag zugewiesene Bedeutung.

(C)	Curetis beantragte die Eröffnung des Insolvenzverfahrens über ihr Vermögen beim Amtsgericht Stuttgart unter dem Aktenzeichen 14 IN 1471/23.

way of court order dated 1 February 2024, insolvency proceedings over the assets of Curetis were opened (“Curetis Insolvency Proceedings”) and Mr Volker v. Danckelmann was appointed as the insolvency administrator over the assets of Curetis (“Insolvency Administrator”).

(D)	EIB and OpGen entered into a Guarantee and Indemnity Agreement dated 9 July 2020 (“Guarantee Agreement”) securing, among others, all obligations and liabilities of Curetis under the Finance Contract.

(E)	OpGen acknowledges and agrees that (i) certain Events of Default have occurred and are continuing under Article 10.01(A) of the Finance Contract; and (ii) as a result of such Events of Default, EIB was entitled to exercise remedies against the Obligors including, without limitation, accelerating the Loan.

(F)	EIB has accelerated the Loan under the Finance Contract and demanded payment from Curetis of all accrued or outstanding amounts under the Finance Contract with an immediate demand notice with respect to the Finance Contract dated 15 November 2023 (the “Acceleration”). OpGen acknowledges and agrees that such Acceleration was proper and in accord with the Finance Contract and the other Finance Documents.

(G)	EIB also demanded payment of all accrued or outstanding amounts under the Finance Contract from OpGen with a demand notice with respect to the Guarantee Agreement dated 15 November 2023 (the “Demand Notice”). OpGen acknowledges and agrees that (i) the demand under the

Mit Gerichtsbeschluss vom 1. Februar 2024 wurde das Insolvenzverfahren über das Vermögen von Curetis eröffnet (“Curetis Insolvenzverfahren”) und Herr Dr. Volker v. Danckelmann wurde als Insolvenzverwalter über das Vermögen der Curetis (“Insolvenzverwalter”) bestellt.

(D)	Die EIB und OpGen schlossen am 9. Juli 2020 eine Garantie- und Freistel-lungsvereinbarung (“Garantievereinbarung”), die unter anderem alle Verpflichtungen der Curetis unter und im Zusammenhang mit dem Kreditvertrag besichert.

(E)	OpGen erkennt an und stimmt zu, dass (i) bestimmte Kündigungsgründe gemäß Article 10.01(A) des Kreditvertrags eingetreten sind und weiter vorliegen und (ii) die EIB aufgrund dieser Kündigungsgründe berechtigt war, Maßnahmen gegen die Schuldner einzuleiten, insbesondere, aber nicht nur, der Kündigung des Darlehens

(F)	Die EIB hat das Darlehen unter dem Kreditvertrag gekündigt und hat mit Zahlungsaufforderung unter dem Kreditvertrag vom 15. November 2023 die Zahlung aller aufgelaufenen oder ausstehenden Beträge unter dem Kreditvertrag mit sofortiger Wirkung gefordert (die “Kündigung”). OpGen erkennt an und stimmt zu, dass diese Kündigung ordnungsgemäß und im Einklang mit dem Kreditvertrag und der anderen Finanzierungsdokumenten war.

(G)	Die EIB hat OpGen mit einem Aufforderungsschreiben vom 15. November 2023 zur Zahlung aller aufgelaufenen oder ausstehenden Beträge unter dem Kreditvertrag aufgefordert (die “Zahlungsaufforde-rung”). OpGen erkennt an und

Demand Notice was proper and in accord with the Guarantee Agreement and the other Finance Documents; and (ii) the Liabilities (as defined in the Guarantee Agreement) are valid and enforceable Liabilities.

(H)	Furthermore, Curetis is entitled to (i) a purchase price payment in accordance with the Debt Purchase Agreement between Curetis and OpGen dated 28 June 2023 and (ii) claw-back claim payment from OpGen (“Curetis Claims”).

(I)	OpGen is offering a payment of USD 2,000,000.- for the settlement of all of (i) OpGen’s liabilities vis-à-vis EIB under the Guarantee Agreement and (ii) OpGen’s liabilities vis-à-vis Curetis under or in connection with Curetis Claims (“Settlement Payment”), the latter also to be compensated by potential sales proceeds from the Unyvero business of OpGen.

(J)	The liquidity required for the Settlement Payment will be provided to OpGen on or about the date of which an additional capital injection in the amount of approx. USD 1 million is- provided to OpGen (“Capital Injection”).

(K)	In connection with the transactions contemplated under this Settlement Agreement, Curetis (represented by the Insolvency Administrator) and OpGen will enter into an agreement, pursuant to which OpGen will pay the Curetis Settlement Amount (as defined below) and the Curetis Claims stimmt zu, dass (i) die Zahlungsaufforderung gemäß der Aufforderungs-mitteilung ordnungsgemäß und im Einklang mit der Garantievereinbarung und den anderen Finanzierungsdokumenten war und (ii) die Verbindlichkeiten (wie in der Garantievereinbarung definiert) gültige und durchsetzbare Verbindlichkeiten sind.

(H)	Ferner hat Curetis gegenüber OpGen (i) einen Anspruch gerichtet auf Zahlung eines Kaufpreises gemäß Forderungskaufvertrag zwischen der Curetis und OpGen vom 28. Juni 2023 und (ii) einen Insolvenzanfechtungsanspruch (“Forderungen Curetis”).

(I)	OpGen bietet eine Zahlung von USD 2.000.000,- zur Begleichung und Abgeltung sämtlicher (i) Verbindlichkeiten von OpGen gegenüber EIB aus oder im Zusammenhang mit der Garantievereinbarung und (ii) Verbindlichkeiten von OpGen gegenüber Curetis aus oder im Zusammenhang mit den Forderungen Curetis (“Vergleichszahlung”), wobei letztere auch durch potenzielle Verkaufserlöse des Unyvero Geschäfts der OpGen abgegolten werden sollen.

(J)	Die für die Vergleichszahlung benötigte Liquidität wird OpGen etwa zu dem Zeitpunkt zur Verfügung gestellt, an dem OpGen eine weitere, zusätzliche Kapitalzuführung in Höhe von ca. USD 1 Mio. erhält (“Kapitalzuführung”).

(K)	Im Zusammenhang mit den unter dieser Vergleichsvereinbarung vorgesehenen Handlungen werden Curetis (vertreten durch den Insolvenzverwalter) und OpGen eine Vereinbarung treffen, nach der OpGen den Curetis Vergleichsbetrag (wie unten definiert) zahlen wird und die Forderungen Curetis abgegolten, will be satisfied, paid in full and of no further force or effect.

(L)	For good and valuable consideration, with this Settlement Agreement, the Parties intend to settle all mutual claims under or in connection with the Guarantee Agreement by way of settlement without prejudice to EIB’s claims against (i) Curetis under the Finance Contract and the other Finance Documents and (ii) Ares Genetics GmbH, as Guarantor of Curetis’ obligations under the Finance Contract and the other Finance Documents.

THE PARTIES, therefore, agree as follows:

1.	SETTLEMENT

1.1	The Settlement Payment will be allocated and divided as follows:

(a)	Curetis is receiving a USD 550,000 payment (“Curetis Settlement Amount”); and

(b)	EIB is receiving a USD 1,450,000 payment (“EIB Settlement Amount “),

in each case in accordance with the terms of this Settlement Agreement.

1.2	OpGen undertakes to pay the EIB Settlement Amount directly to EIB without deduction, set-off, counterclaim, or withholding of any kind, (using “OUR” in the SWIFT payment order and clearly indicating the full legal name of the payer) to the following bank account of EIB on the 10 May 2024 at the latest:

vollständig bezahlt und ohne weitere Wirkung sein wird.

(L)	Mit dieser Vergleichsvereinbarung beabsichtigen die Parteien, für eine jeweils gute und wertvolle Gegenleistung alle gegenseitigen Ansprüche aus oder im Zusammenhang mit der Garantievereinbarung im Wege eines Vergleichs zu vergleichen unbeschadet der Ansprüche der EIB gegen (i) Curetis aus dem Kreditvertrag und den anderen Finanzierungsdokumenten und (ii) Ares Genetics GmbH als Garant für die Verpflichtungen von Curetis unter dem Kreditvertrag und den anderen Finanzierungsdokumenten.

DIE PARTEIEN vereinbaren daher, was folgt:

1.	VERGLEICH

1.1	Die Vergleichszahlung wird wie folgt aufgeteilt:

(a)	Curetis erhält eine Zahlung in Höhe von USD 550.000 (“Curetis Vergleichsbetrag”);

(b)	EIB erhält eine Zahlung in Höhe von USD 1.450.000 (“EIB Vergleichsbetrag”).

in jedem Fall in Übereinstimmung mit den Bestimmungen dieser Vergleichsvereinbarung.

1.2	OpGen verpflichtet sich, den EIB Vergleichsbetrag spätestens am 10. Mai 2024 direkt und ohne Abzug, Aufrechnung Geltendmachung einer Gegenforderung, oder Vorenthaltung jeglicher Art (unter Verwendung von “OUR” im SWIFT-Zahlungsauftrag und unter eindeutiger Angabe des vollständigen juristischen Namens des Zahlungsauftraggebers) an die

Bank Name:

The Bank of New York Mellon

SWIFT Address:

IRVTUS3NXXX

Account No:

890-0545-755 (FEDWIRE Routing nr. 021000018)

Reference:

LR 81838 85536

1.3	OpGen undertakes vis-à-vis EIB to pay the Curetis Settlement Amount directly to the Insolvency Administrator without deduction, set-off, counterclaim, or withholding of any kind on the 10 May 2024 at the latest.

1.4	If (parts of) the EIB Settlement Amount is avoided or reduced by virtue of any bankruptcy, insolvency, liquidation, reorganisation or similar laws and proceedings in respect of OpGen, (i) the Settlement Agreement shall not be deemed to have occurred, (ii) the Guarantee Agreement shall continue to be in full force and effect; and (iii) OpGen shall be deemed to continue to be bound by the terms of the Guarantee Agreement as if the Parties would have not been entered into the Settlement Agreement.

1.5	Subject to the irrevocable and non-contestable payment of the Settlement Payment pursuant to sections 1.2 and 1.3 and further subject to section 1.4 above:

folgende Bankverbindung der EIB zu zahlen:

Bank Name:

The Bank of New York Mellon

SWIFT Address:

IRVTUS3NXXX

Kontodetails:

890-0545-755 (FEDWIRE Routing nr. 021000018)

Verwendungszweck:

LR 81838 85536

1.3	OpGen verpflichtet sich gegenüber EIB, den Curetis Vergleichsbetrag spätestens am 10. Mai 2024 direkt und ohne Abzug, Aufrechnung Geltendmachung einer Gegenforderung, oder Vorenthaltung jeglicher Art an den Insolvenzverwalter zu zahlen.

1.4	Wird der EIB Vergleichsbetrag (teilweise) aufgrund von Konkurs-, Insolvenz-, Liquidations-, Reorganisations- oder ähnlichen Gesetzen und Verfahren in Bezug auf OpGen aufgehoben oder reduziert, (i) gilt die Vergleichsvereinbarung als nicht zustande gekommen, (ii) bleibt die Garantievereinbarung in vollem Umfang in Kraft und wirksam, und (iii) ist OpGen weiterhin an die Bedingungen der Garantievereinbarung gebunden, als ob die Parteien die Vergleichsvereinbarung nicht abgeschlossen hätten.

1.5	Vorbehaltlich der unwiderruflichen und unanfechtbaren Zahlung der Vergleichszahlung gemäß den vorstehenden Ziffern 1.2 bis 1.3 und vorbehaltlich Ziffer 1.4:

(a)	all claims of each of EIB and OpGen, arising from and in connection with the Guarantee Agreement, irrespective of their legal basis and regardless of whether they are asserted or not, known or unknown, are irrevocably and otherwise unconditionally discharged and settled in full;

(b)	the Guarantee Agreement (and all obligations of each Party thereunder) is terminated and ceases to be in force and effect; and

(c)	each of EIB and OpGen is irrevocably and otherwise unconditionally released from any and all its obligations (present and future, actual and contingent) which are (or are expressed to be) assumed by such Party (whether under contract, law or otherwise) towards the other Party under the Guarantee Agreement, in each case with effect on from the date when the Settlement Payment is duly made pursuant to sections 1.2 and 1.3 above.

2.	GENERAL REPRESENTATIONS & WARRANTIES

OpGen represents and warrants to EIB that:

2.1	all the information, including KYC information, provided by OpGen to EIB in connection with the
(a)	sind alle Ansprüche der EIB und von OpGen aus und im Zusammenhang mit der Ga-rantievereinbarung, unabhängig von ihrem Rechtsgrund und unabhängig davon, ob sie geltend gemacht werden oder nicht, ob sie bekannt oder unbekannt sind, unwiderruflich und bedingungslos und vollständig abgegolten;

(b)	wird die Garantievereinba-rung (und alle sich daraus ergebenden Verpflichtungen der Parteien) beendet und ist nicht mehr in Kraft; und

(c)	werden EIB und OpGen jeweils unwiderruflich und bedingungslos von allen ihren (gegenwärtigen und zukünftigen, tatsächlichen und bedingten) Verpflichtungen entbunden, welche die jeweilige Partei (vertraglich, gesetzlich oder auf andere Weise) gegenüber der jeweils anderen Partei im Rahmen der Garantievereinbarung übernommen hat (oder übernehmen soll); und und zwar jeweils mit Wirkung von dem Tag an, an dem die Vergleichszahlung gemäß den Ziffern 1.2 and 1.3 geleistet wird.

2.	GENERELLE ZUSICHERUNGEN UND GARANTIEN

OpGen sichert der EIB zu und garantiert ihr, dass:

2.1	alle Informationen, einschließlich der KYC-Informationen, die OpGen der EIB im Zusammenhang mit der

transaction contemplated under this Settlement Agreement on or before the date of this Settlement Agreement is, to OpGen’s best knowledge (after having made all due and careful enquiries), accurate and not misleading in all material respects;

2.2	subject to (i) the discharge of the claims of EIB under the Guarantee Agreement in accordance with section 1.5 above; (ii) the discharge of the claims of the claims of Curetis under the Curetis Claims in accordance with section 1.3 above; and (iii) the Capital Injection, as of the date of this Settlement Agreement, (a) OpGen is not insolvent, bankrupt or subject to any insolvency, winding up or bankruptcy-like procedures; and (b) there is no threat of OpGen becoming insolvent, bankrupt or subject to any insolvency, winding up or bankruptcy-like procedures. No requests for bankruptcy or bankruptcy-like procedures have ever been filed against OpGen and no bankruptcy or liquidation or similar procedures are pending against it;

2.3	funding of the EIB Settlement Amount does not come from criminal or illegal activities nor is of illicit origin (including products of money laundering or linked to the financing of terrorism). Should OpGen become aware of the illicit, criminal or illegal origin of the funds used to fund EIB Settlement Amount, it will immediately inform EIB;

in dieser Vergleichsvereinbarung vorgesehenen Transaktion am oder vor dem Datum dieser Vergleichsvereinbarung zur Verfügung gestellt hat, nach bestem Wissen und Gewissen (nach Durchführung aller ordnungsgemäßen und sorgfältigen Nachforschungen) in allen wesentlichen Punkten richtig und nicht irreführend sind;

2.2	Vorbehaltlich (i) der Befreiung von den Ansprüchen der EIB aus der Garantievereinbarung gemäß Ziffer 1.5 oben, (ii) der Befreiung von den Ansprüchen von Curetis aus den Forderungen Curetis gemäß Ziffer 1.3 und (iii) der Kapitalzuführung ist zum Datum dieser Vergleichsvereinbarung (a) die OpGen nicht insolvent, bankrott oder Gegenstand eines Insolvenz-, Liquidations- oder konkursähnlichen Verfahrens und (b) besteht keine Gefahr, dass OpGen insolvent, bankrott oder Gegenstand eines Insolvenz-, Liquidations- oder konkursähnlichen Verfahrens wird. Gegen die OpGen wurde nie ein Antrag auf ein Konkurs- oder konkursähnliches Verfahren gestellt, und es sind keine Konkurs-, Liquidations- oder ähnliche Verfahren gegen sie anhängig;

2.3	die Finanzierung des EIB Vergleichsbetrags stammt nicht aus kriminellen oder illegalen Aktivitäten oder ist illegalen Ursprungs (einschließlich Produkten der Geldwäsche oder im Zusammenhang mit der Finanzierung von Terrorismus). Sollte OpGen Kenntnis von der illegalen, kriminellen oder rechtswidrigen Herkunft der zur Finanzierung des EIB Vergleichsbetrags verwendeten

2.4	no criminal proceedings or criminal investigation is current or, to OpGen’s knowledge, is threatened or pending against OpGen or any of the member of its board of directors and/or board of statutory auditors (or equivalent bodies) before any court, arbitral body or agency;

2.5	OpGen is in compliance with all applicable laws, is not a Sanctioned Person nor in breach of any Sanction.

“Sanctioned Person” means any individual or entity (for the avoidance of doubt, the term entity includes, but is not limited to, any government, group or terrorist organisation) who is a designated target of, or who is otherwise a subject of, Sanctions (including, without limitation, as a result of being owned or otherwise controlled, directly or indirectly, by any individual or entity, who is a designated target of, or who is otherwise a subject of, Sanctions).

“Sanctions” means the economic or financial sanctions laws, regulations, trade embargoes or other restrictive measures (including, in particular, but not limited to, measures in relation to the financing of terrorism) enacted, administered, implemented and/or enforced from time to time by any of the following:

i.	the United Nations, including, inter alia, the United Nations Security Council and any agency or

Mittel erhalten, wird sie die EIB unverzüglich informieren;

2.4	Es laufen keine Strafverfahren oder strafrechtlichen Ermittlungen gegen OpGen oder eines der Mitglieder des Vorstands und/oder des Aufsichtsrats (oder gleichwertiger Einrichtungen) vor einem Gericht, einer Schiedsstelle oder einer Behörde oder sind nach Kenntnis von OpGen angedroht oder anhängig;

2.5	OpGen hält sich an alle geltenden Gesetze, ist keine Sanktionierte Person und verstößt nicht gegen eine Sanktion.

“Sanktionierte Person” bezeichnet eine natürliche oder juristische Person (zur Vermeidung von Zweifeln schließt der Begriff “juristische Person” unter anderem Regierungen, Gruppen oder terroristische Organisationen ein), die als Ziel von Sanktionen benannt wurde oder anderweitig von Sanktionen betroffen ist (einschließlich, aber nicht beschränkt auf die Tatsache, dass sie im Eigentum oder unter der direkten oder indirek-ten Kontrolle einer natürlichen oder juristischen Person steht, die als Ziel von Sanktionen benannt wurde oder anderweitig von Sanktionen betroffen ist).

“Sanktionen” sind Gesetze, Verord-nungen, Handelsembargos oder andere restriktive Maßnahmen (insbesondere, aber nicht ausschließlich, Maßnahmen in Bezug auf die Finanzierung von Terrorismus), die von einem der folgenden Staaten erlassen, verwaltet, umgesetzt und/oder durch-gesetzt werden:

i.	die Vereinten Nationen, einschließlich unter ande-rem des Sicherheitsrats der Vereinten Nationen person which is duly appointed, empowered or authorised by the United Nations to enact, administer, implement and/or en-force such measures;

ii.	the European Union, including, inter alia, the Council of the European Union and the European Commission and any agency or person which is duly appointed, empowered or authorised by the European Union to enact, administer, implement and/or enforce such measures;

iii.	the government of the United States of America, and any department, division, agency, or office thereof, including, inter alia, the Office of Foreign Asset Control (OFAC) of the United States Department of the Treasury, the United States Department of State and/or the United States Department of Commerce; and

iv.	the government of the United Kingdom, and any department, division, agency, office or authority including, inter alia, the Office of Financial Sanctions Implementation of His Majesty’s Treasury and the Department for International Trade of the United Kingdom.

und aller Stellen oder Personen, die von den Vereinten Nationen ordnungsgemäß ernannt, bevollmächtigt oder ermächtigt wurden, solche Maßnahmen zu erlassen, zu verwalten, durchzuführen und/oder durchzusetzen;

ii.	die Europäische Union, einschließlich unter ande-rem des Rates der Euro-päischen Union und der Europäischen Kommis-sion sowie aller Agenturen oder Personen, die von der Europäischen Union ordnungsgemäß bestellt, ermächtigt oder befugt sind, solche Maß-nahmen zu erlassen, zu verwalten, durchzuführen und/oder durchzusetzen;

iii.	die Regierung der Vereinigten Staaten von Amerika und deren Ministe-rien, Abteilungen, Behör-den oder Ämter, einschließlich unter anderem des Office of Foreign Asset Control (OFAC) des Finanzministeriums der Vereinigten Staaten, des Außenministeriums der Vereinigten Staaten und/oder des Handelsmi-nisteriums der Vereinigten Staaten; und

iv.	die Regierung des Vereinigten Königreichs und alle Ministerien, Abteilungen, Agenturen, Ämter oder Behörden, einschließlich u. a. des Office of Financial Sanc-tions Implementation of

3.	NOTICES

3.1	Notices and other communications given under this Settlement Agreement addressed to any Party shall be made to the address or electronic mail address set out below (and the department or officer, if any, for whose attention the communication is to be made), or to such other address or electronic mail as that Party previously notifies to the other Party in writing:

For EIB:

Attention: PMM/TM/EVD

European Investment Bank

98-100 boulevard Konrad Adenauer

L-2950 Luxembourg

Luxembourg

Email: pmm-tm-evdassistants@eib.org
(with a copy to m.denotter@eib.org
and o.vlasenko@eib.org)

For OpGen:

Attention: CEO / cc Legal

OpGen Inc.

9717 Key West Ave – Suite 100

Rockville, MD 20850, USA

Email: oschacht@opgen.com
(with a copy to JaslowP@ballardspahr.com)

3.2	Any notice or other communication given under this Settlement Agreement must be in writing.
His Majesty’s Treasury und des Department for International Trade des Vereinigten Königreichs.

3.	MITTEILUNGEN

3.1	Benachrichtigungen und sonstige Mitteilungen im Rahmen dieser Vergleichsvereinbarung, die an eine Partei gerichtet sind, sind an die nachstehend angegebene Anschrift oder E-Mail-Adresse zu richten (und gegebenenfalls an die Abteilung oder den Verantwortlichen, zu deren Händen die Mitteilung erfolgen soll) oder an eine andere Anschrift oder E- Mail-Adresse, die die betreffende Partei der anderen Partei zuvor schriftlich mitgeteilt hat:

Für EIB:

Attention: PMM/TM/EVD

European Investment Bank

98-100 boulevard Konrad Adenauer

L-2950 Luxembourg

Luxembourg

E-Mail: pmm-tm-evdassistants@eib.org

(with a copy to m.denotter@eib.org
and o.vlasenko@eib.org)

Für OpGen:

Attention: CEO / cc Legal

OpGen Inc.

9717 Key West Ave – Suite 100

Rockville, MD 20850, USA

E-Mail: oschacht@opgen.com
(with a copy to JaslowP@ballardspahr.com)

3.2	Jede Benachrichtigung oder sonstige Mitteilung im Rahmen dieser

3.3	Any notice provided by OpGen to EIB by electronic mail shall: (i) mention the Finance Contract numbers 87226 and 86508 in the subject line; and (ii) be in the form of a non-editable electronic image (pdf, tif or other common non editable file format agreed between the parties) of the notice signed by an authorised signatory with individual representation right or by two or more authorised signatories with joint representation right of OpGen, attached to the electronic mail.

3.4	Other notices and communications may be made by hand delivery, registered letter or electronic mail or, to the extent agreed by the Parties by written agreement, by email or other electronic communication.

3.5	The Parties agree that any above communication (including via electronic mail) is an accepted form of communication and shall constitute admissible evidence in court.

4.	FINAL PROVISIONS

4.1	OpGen agrees that each of the Recitals under (A) to (L) set forth above forms part of and expressly is incorporated into the Settlement Agreement of the Parties. Among other things, each of the Recitals constitutes a representation, acknowledgment and admission of fact by OpGen, upon which EIB relies in entering into this Settlement

Vergleichsvereinbarung muss schriftlich erfolgen.

3.3	Jede Mitteilung von OpGen an die EIB auf elektronischem Wege muss: (i) in der Betreffzeile die Kreditvertragsnummern 87226 und 86508 angeben und (ii) in Form eines nicht bearbeitbaren elektronischen Bildes (pdf, tif oder ein anderes zwischen den Parteien vereinbartes, nicht bearbeitbares Dateiformat) welche von einem einzelvertretungsberechtigten Unterzeichner oder von zwei oder mehreren gemeinsam vertretungsberechtigten Unterzeichnern der OpGen unterzeichneten Mitteilung an die elektronische Post übermittelt werden.

3.4	Sonstige Mitteilungen und Kommunikation können durch persönliche Übergabe, per Einschreiben oder auf elektronischem Wege erfolgen oder, soweit von den Parteien schriftlich vereinbart, per E-Mail oder auf anderem elektronischen Wege.

3.5	Die Vertragsparteien sind sich darüber einig, dass jede der oben genannten Mitteilungen (einschließlich der elektronischen Post) eine anerkannte Form der Kommunikation darstellt und vor Gericht als Beweismittel zulässig ist.

4.	SCHLUSSBESTIMMUNGEN

4.1	OpGen stimmt zu, dass jeder der oben unter (A) bis (L) aufgeführten Präambeln Teil der Vergleichsvereinbarung der Parteien ist und ausdrücklich in diese aufgenommen wird. Unter anderem stellt jeder der Präambeln eine Zusicherung, ein Anerkenntnis und ein Eingeständnis von Tatsachen durch OpGen dar, auf die sich die

Agreement. Additionally, OpGen, to the best of its knowledge and belief, represents that there is no evidence to the contrary in its possession, custody, and control.

4.2	Conclusion of the Settlement Agreement: The Parties may enter into this Settlement Agreement by exchanging by telecommunication, e.g. by electronic photocopy, (1) signature pages signed in person either on paper or on a computer screen and/or (2) signature pages on which a copy of the personal signature has been affixed.

4.3	If this Settlement Agreement is to be entered into pursuant to section 4.2 above, each Party shall submit its signed signature page(s) to Joseph Saed (joseph.saed@cliffordchance.com), Clifford Chance Partnerschaft mbB (the “Recipient”). This Settlement Agreement shall be deemed concluded as soon as the Recipient has actually received the signature pages of all Parties (by electronic photocopy or other means of telecommunication) at the time of receipt of the last signature page by the Recipient.

For the purposes of this section 4.3 only, the parties to this Settlement Agreement appoint the Recipient as the recipient agent and expressly authorise the Recipient to collect the signed signature pages from all and on behalf of all Parties to this Settlement Agreement. For the avoidance of doubt, the Recipient shall have no further obligations in this capacity. In

EIB beim Abschluss dieses Vergleichsvertrags beruft. Darüber hinaus versichert OpGen nach bestem Wissen und Gewissen, dass sich in ihrem Besitz, Gewahrsam und unter ihrer Kontrolle keine gegenteiligen Kenntnisse befinden.

4.2	Abschluss der Vergleichsvereinbarung: Die Parteien können diese Vergleichsvereinbarung durch Austausch von telekommunikativ, z. B. per elektronischer Fotokopie übermittelten (1) eigenhändig entweder auf Papier oder einem Computerbildschirm unterzeichneten Unterschriftenseiten und/oder (2) Unterschriftenseiten, auf welche eine Kopie der persönlichen Unterschrift aufgebracht wurde, abschließen.

4.3	Soll diese Vergleichsvereinbarung gemäß vorstehender Ziffer 4.2 geschlossen werden, so hat jede Partei ihre unterzeichnete(n) Unterschriftsseite(n) an Joseph Saed (joseph.saed@cliffordchance.com), Clifford Chance Partnerschaft mbB (der “Empfänger”) zu übermitteln. Diese Vergleichsvereinbarung gilt als geschlossen, sobald dem Empfänger die Unterschriftsseiten aller Parteien tatsächlich zugegangen sind (per elektronischer Fotokopie oder auf anderer telekommunikativer Weise), zum Zeitpunkt des Empfangs der letzten Unterschriftenseite durch den Empfänger.

Nur für die Zwecke dieser Ziffer 4.3 ernennen die Parteien dieser Vergleichsvereinbarung den Empfänger zum Empfangsvertreter und gestatten dem Empfänger ausdrücklich die unterzeichneten Unterschriftenseiten von allen und für alle Parteien dieser particular, the Recipient may assume that the transmitted signature pages correspond to the respective original, that the signatures are genuine and that the signatories are authorised to represent the Party.

4.4	Nothing in this Settlement Agreement constitutes or shall be deemed to constitute a release or waiver of, or otherwise serve to impair the claims of EIB against (i) Curetis under the Finance Contract and other Finance Documents and (ii) Ares Genetics GmbH, as Guarantor of Curetis’ obligations under the Finance Contract and other Finance Documents.

4.5	This Settlement Agreement shall be governed by and construed in accordance with German Law. The exclusive place of jurisdiction for all disputes in connection with this Settlement Agreement (including disputes regarding its existence or validity) is Frankfurt am Main.

4.6	Each Party has the right to present and to rely on this Settlement Agreement after its coming into force in the Curetis Insolvency Proceedings and in any other proceedings concerning the insolvency of Curetis.

4.7	Any changes to this Settlement Agreement have to be made in accordance with section 3
Vergleichsvereinbarung zu sammeln. Für Zweifelsfälle wird festgehalten, dass dem Empfänger im Rahmen dieser Funktion keine weiteren Pflichten obliegen. Insbesondere darf der Empfänger annehmen, dass die übermittelten Unterschriftenseiten mit dem jeweiligen Original übereinstimmen, die Unterschriften echt und die Unterzeichner vertretungsberechtigt sind.

4.4	Keine Bestimmung dieser Vergleichsvereinbarung stellt eine Freigabe oder einen Verzicht auf die Ansprüche der EIB gegenüber (i) Curetis unter dem Kreditvertrag und anderer Finanzierungsdokumente und (ii) Ares Genetics GmbH als Garant für die Verpflichtungen von Curetis unter dem Kreditvertrag und anderer Finanzierungsdokumente dar oder soll als solche angesehen werden.

4.5	Diese Vergleichsvereinbarung unterliegt deutschem Recht und ist nach diesem auszulegen. Ausschließlicher Gerichtsstand für alle Streitigkeiten im Zusammenhang mit dieser Vergleichsvereinbarung (einschließlich Streitigkeiten über sein Bestehen oder seiner Wirksamkeit) ist Frankfurt am Main.

4.6	Jede Partei hat das Recht, diese Vergleichsvereinbarung nach seinem Inkrafttreten im Curetis Insolvenzverfahren und in jedem anderen Verfahren über die Insolvenz von Curetis vorzulegen und sich darauf zu berufen.

4.7	Alle Änderungen dieser Vergleichsvereinbarung bedürfen der Form gemäß Ziffer 3.

4.8	The English Version of this Settlement Agreement shall prevail.
4.8	Die englische Fassung dieser Vergleichsvereinbarung ist maßgebend.

***

(Unterschriftenseiten folgen)

SIGNATURE PAGE

OPGEN, INC.

/s/ OLIVER SCHACHT		/s/ Albert Weber
Name:	OLIVER SCHACHT	Name:	Albert Weber

Title:	CEO	Title:	CFO

EUROPEAN INVESTMENT BANK

/s/ Maria-Teresa Massaad		/s/ Oksana Vlasenko
Name:	Maria-Teresa Massaad	Name:	Oksana Vlasenko

Title:	Head of Division	Title:	Investment Officer